UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)         On May 18, 2009, American Apparel disclosed that it was evaluating the classification of its revolving credit facility as a long-term obligation and certain other balance sheet and cash flow presentation matters in its previously issued consolidated financial statements. On July 17, 2009, the Company’s management and the Audit Committee of the Board of Directors determined that the Company will need to restate its previously issued consolidated financial statements for the year ended December 31, 2008 in order to reclassify its revolving credit facility as a current liability. As a result, the Company determined that because of the pending restatement, the consolidated financial statements for the year ended December 31, 2008 should no longer be relied upon. The Company’s management and Audit Committee discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and with Marcum LLP, the Company’s independent registered public accounting firm through April 3, 2009.

The restatement will result in a $33.4 million decrease in long-term debt and a corresponding increase in current liabilities. The restatement amount represents the $49.4 million borrowed under the revolving credit facility at December 31, 2008, net of $16.0 million which was refinanced on a long-term basis in the first quarter of 2009. The restatement will have no impact on the Company’s previously reported net cash flows, cash position, revenues, net income or comparable store sales. The Company reached its conclusion based on its consideration of EITF 95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements That Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement,” as well as Statement of Financial Accounting Standards No. 6, “Classification of Short-Term Obligations Expected to be Refinanced.”

The Company is completing its evaluation of certain other balance sheet and cash flow presentation matters identified since the original filing of the Annual Report on Form 10-K on March 16, 2009. The Company will complete its evaluation prior to the filing of the Amended Form 10-K for the year ended December 31, 2008 and will reflect such adjustments to these presentation matters, if necessary, in the restated financial statements. However, none of these matters are expected to be material either individually or taken in the aggregate.

The Company currently expects to file its Amended Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the restatement, along with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as soon as practicable.

The filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, on or before August 19, 2009 will bring the Company into compliance with Sections 134 and 1101 of the NYSE Amex LLC  Company Guide and satisfy the requirements of the Company’s previously disclosed compliance plan.

On July 23, 2009, the Company issued a press release disclosing the foregoing. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated July 23, 2009, of American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 23, 2009	By:	/s/ Adrian Kowalewski
		Name:	Adrian Kowalewski
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 23, 2009, of American Apparel, Inc.